Exhibit (e)(14)

AMENDMENT TO DISTRIBUTION AGREEMENT

This Amendment to the Distribution Agreement (this “Amendment”), effective as of April 29, 2016, is made by and between Matthews International Funds d/b/a Matthews Asia Funds, a Delaware statutory trust (the “Trust”) and Foreside Funds Distributors LLC, a Delaware limited liability company (“Foreside,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement, dated as of April 30, 2015, as amended from time to time, by and between the Trust and Foreside (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein Foreside agreed to act as principal underwriter in connection with the offering of shares of beneficial interest by separate series of the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of one separate series of the Trust and the renaming of an already existing series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.    The addition of the Matthews Asia Credit Opportunities Fund and the renaming of the Matthews Asia Innovators Fund (formerly known as the Matthews Asia Science and Technology Fund) as set forth on the attached amended Exhibit A.

2.    The Agreement will otherwise remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Exhibit A attached hereto, to be signed by their duly authorized officers as of the date set forth below.

FORESIDE FUNDS DISTRIBUTORS LLC		MATTHEWS INTERNATIONAL FUNDS d/b/a MATTHEWS ASIA FUNDS

By:	/s/ Mark Fairbanks	By:	/s/ John P. McGowan
Name:	Mark Fairbanks	Name:	John P. McGowan
Title:	Vice President	Title:	Vice President and Secretary
Date:	April 27, 2016	Date:	April 27, 2016

Exhibit A

Fund Names

Matthews Asia Strategic Income Fund

Matthews Asia Credit Opportunities Fund

Matthews Asian Growth and Income Fund

Matthews Asia Dividend Fund

Matthews China Dividend Fund

Matthews Asia Value Fund

Matthews Asia Focus Fund

Matthews Asia Growth Fund

Matthews Pacific Tiger Fund

Matthews Asia ESG Fund

Matthews Emerging Asia Fund

Matthews Asia Innovators Fund

Matthews China Fund

Matthews India Fund

Matthews Japan Fund

Matthews Korea Fund

Matthews Asia Small Companies Fund

Matthews China Small Companies Fund